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                                                                    EXHIBIT 10.2




                       MATTHEWS INTERNATIONAL CORPORATION

                               EMPIRE STOCK CORP.

                              THE YORK GROUP, INC.

                               YORK BRONZE COMPANY

                                       AND

                              OMC INDUSTRIES, INC.


                            ASSET PURCHASE AGREEMENT

                            Dated as of May 24, 2001



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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I.  Purchase of Assets;  Purchase Price..............................1
      1.01  Purchase of Assets...............................................1
      1.02  Purchase Price for Assets........................................2
      1.03  Allocation of Consideration......................................2

ARTICLE II. Representations and Warranties of York and the Companies.........2
      2.01  Organization and Authority.......................................2
      2.02  Due Authorization................................................2
      2.03  Absence of Conflicts.............................................3
      2.04  Financial Information............................................3
      2.05  Absence of Material Changes......................................4
      2.06  Title to Assets..................................................4
      2.07  Material Contracts and Agreements................................4
      2.08  Governmental Licenses and Permits; Consents......................5
      2.09  Indebtedness and Commitments.....................................5
      2.10  Taxes............................................................6
      2.11  Insurance........................................................7
      2.12  Litigation and Claims............................................7
      2.13  Compliance with Laws.............................................7
      2.14  Environmental and Occupational Safety Matters....................7
      2.15  Brokers' Fees....................................................8
      2.16  Contingencies....................................................8
      2.17  Condition of Tangible Assets.....................................8
      2.18  Inventory........................................................8
      2.19  Books and Records................................................8
      2.20  Warranties.......................................................8
      2.21  Restrictions on Business Activities..............................9

ARTICLE III Representations and Warranties of Matthews and Empire............9
      3.01  Organization and Authority.......................................9
      3.02  Due Authorization................................................9
      3.03  Absence of Conflicts............................................10
      3.04  Litigation and Claims...........................................10
      3.05  Brokers' Fees...................................................10
      3.06  Governmental Approvals..........................................11
      3.07  Warranties......................................................11

ARTICLE IV  Covenants.......................................................11
      4.01  Employees.......................................................11
      4.02  Financial Statements............................................12
      4.03  Tax Matters.....................................................12
      4.04  Uses of Names...................................................12

ARTICLE V   Remedies for Breaches of this Agreement.........................12
      5.01  Survival of Representations, Warranties and Covenants...........12
      5.02  Indemnification Provisions for Benefit of Matthews and Empire...13
      5.03  Indemnification Provisions for Benefit of the Companies.........14


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      5.04  Notice of Claim for Indemnification.............................15
      5.05  Matters Involving Third Parties.................................15
      5.06  Exclusive Remedy................................................17

ARTICLE VI  Definitions.....................................................17

ARTICLE VII Miscellaneous...................................................20
      7.01  Further Assurances..............................................20
      7.02  Expenses........................................................20
      7.03  Governing Law...................................................20
      7.04  Entire Agreement; Modification; Waiver..........................20
      7.05  Notices.........................................................20
      7.06  Counterparts....................................................21
      7.07  Matters of Construction, Interpretation and the Like............21
      7.08  No Third-Party Beneficiaries....................................22
      7.09  Succession and Assignment.......................................22
      7.10  Time of Essence.................................................22

SCHEDULES

      Schedule 1.01(a)        York Bronze Assets
      Schedule 1.01(b)        OMC Assets
      Schedule 2.01(a) Subsidiaries and Investments; Foreign Jurisdictions of York Bronze
      Schedule 2.01(b)        Subsidiaries and Investments; Foreign
                              jurisdictions of OMC
      Schedule 2.03           Third Party Consents
      Schedule 2.04           Financial Statements
      Schedule 2.05           Changes Since December 31, 2000
      Schedule 2.06           Title to Assets
      Schedule 2.07           Contracts and Agreements
      Schedule 2.09           Indebtedness and Commitments
      Schedule 2.10           Taxes
      Schedule 2.12           Litigation and Claims
      Schedule 2.13           Compliance with Laws
      Schedule 2.14           Environmental and Occupational Safety Matters
      Schedule 2.16           Contingencies


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                            ASSET PURCHASE AGREEMENT

            THIS ASSET PURCHASE AGREEMENT ("Agreement") dated as of May 24, 2001, is entered into by and among MATTHEWS INTERNATIONAL CORPORATION, a Pennsylvania corporation ("Matthews"), EMPIRE STOCK CORP., a Delaware corporation ("Empire"), THE YORK GROUP, INC., a Delaware corporation ("York"), YORK BRONZE COMPANY, a Delaware corporation ("York Bronze"), and OMC INDUSTRIES, INC., a Texas corporation ("OMC") (each of York Bronze and OMC referred to at times herein as a "Company" and collectively as the "Companies"). Capitalized terms used in this Agreement which are not otherwise defined herein are defined in Article VI hereof.

                                   WITNESSETH:

            WHEREAS, York Bronze and OMC are both wholly-owned subsidiaries of York; and

            WHEREAS, Empire is a wholly-owned subsidiary of Matthews; and

            WHEREAS, the Companies manufacture commemorative products related to and for use in the death care industry, such as bronze memorials, urns, flower vases, bronze plaques and crypt letters; and

            WHEREAS, the Companies desire to sell and to assign to Empire, and Empire desires to purchase from the Companies, on the terms and conditions set forth herein, certain of the assets of the Companies; and

            WHEREAS, subsequent to the date hereof, Empire shall purchase from York approximately 75% of the issued and outstanding shares of the capital stock of York Bronze and of OMC upon the terms and conditions set forth in that certain Stock Purchase Agreement dated as of May 24, 2001 (the "Stock Purchase Agreement") among Matthews, Empire and York; and

            WHEREAS, as an inducement for York and the Companies to enter into this Agreement, Matthews has agreed to make representations, warranties, covenants, acknowledgments and agreements as set forth herein to York and the Companies for York's and the Companies' benefit hereunder.

            NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                       Purchase of Assets; Purchase Price

            1.04 PURCHASE OF ASSETS. (a) York Bronze does hereby sell, convey, assign, transfer and deliver to Empire, free and clear of all Liens, and Empire hereby purchases from York Bronze, for the consideration specified in Section
1.02 hereof, the assets of York Bronze set forth on Schedule 1.01(a) hereto (the "York Bronze Assets")

            (b) OMC does hereby sell, convey, assign, transfer and deliver to Empire, free and clear of all Liens, and Empire hereby purchases from OMC, for the consideration specified in Section 1.02 hereof, the assets of OMC set forth on Schedule 1.01(b) hereto (the "OMC Assets" and, collectively with the York Bronze Assets, the "Assets").

            1.05 PURCHASE PRICE FOR ASSETS. Empire hereby purchases the Assets and, in consideration therefor, concurrently herewith delivers via wire transfer in immediately available funds (i) to


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York Bronze, Seven Million Seven Hundred and Ninety Thousand Dollars
($7,790,000) for the York Bronze Assets, and (ii) to OMC, One Million One Hundred Thousand Dollars ($1,100,000) for the OMC Assets (collectively, the "Purchase Price").

            1.06 ALLOCATION OF CONSIDERATION. The Purchase Price shall be allocated among the Assets in accordance with the values agreed upon by Empire and the Companies. Such allocation shall be made in accordance with Section 1060 of the Code.

                                   ARTICLE II
           Representations and Warranties of York and the Companies

            York and each of the Companies represent and warrant to Empire and to Matthews that the statements contained in this Article II are correct and complete as of the date of this Agreement, except (i) as contemplated by the Stock Purchase Agreement or any documents, disclosure schedules or transactions related thereto or contemplated thereby, (ii) as may result from or may be contemplated by the Sub 1 Asset Transfer or the Liquidation (as defined below) of York Bronze or OMC, and (iii) that each of the representations, warranties and statements in this Article II are qualified in their entirety by the Disclosure Schedules and the information set forth or referred to therein. Notwithstanding anything to the contrary in this Agreement, York makes no representations nor any warranties respecting the completeness, legality, effects or consequences of the Sub 1 Asset Transfer or the Liquidation of York Bronze and OMC.

            2.010 ORGANIZATION AND AUTHORITY. (a) York Bronze is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. York Bronze (i) has full corporate power and authority to own and lease the property and assets it now owns and leases and to carry on its business as and where such property and assets are now owned or leased and such business is now conducted and (ii) except as set forth on Schedule 2.01(a), has not owned and does not now own directly or indirectly any debt or equity securities issued by any other corporation, or any interest in any partnership, joint venture or other business enterprise. Schedule 2.01(a) sets forth a true and complete list of each jurisdiction in which York Bronze is qualified to do business as a foreign corporation. The copies of the certificate of incorporation and bylaws of York Bronze, which have previously been delivered to Empire and/or to Matthews, are complete and correct and in either case have not been amended since March 31, 2001. There are no bankruptcy proceedings pending, contemplated by or, to either York's or York Bronze's knowledge, threatened against York Bronze.

            (e) OMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. OMC (i) has full corporate power and authority to own and lease the property and assets it now owns and leases and to carry on its business as and where such property and assets are now owned or leased and such business is now conducted and (ii) except as set forth on Schedule 2.01(b), has not owned and does not now own directly or indirectly any debt or equity securities issued by any other corporation, or any interest in any partnership, joint venture or other business enterprise.
Schedule 2.01(b) sets forth a true and complete list of each jurisdiction in which OMC is qualified to do business as a foreign corporation. The copies of the certificate of incorporation and bylaws of OMC, which have previously been delivered to Empire and/or to Matthews, are complete and correct and in either case have not been amended since March 31, 2001. There are no bankruptcy proceedings pending, contemplated by or, to either York's or OMC's knowledge, threatened against OMC.

            2.011 DUE AUTHORIZATION. The execution and delivery by York and each Company of this Agreement and the other Transaction Documents to which each is a party, the performance by York and each such Company of all the terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary corporate proceedings on the part of York and each such Company. No other


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corporate proceeding on the part of York or either Company is necessary to approve and adopt this Agreement and each of the other Transaction Documents to which York and each such Company is a party and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the other Transaction Documents to which York or either Company is a party have been duly and validly executed and delivered by York and each such Company and constitute the legal, valid and binding obligations of York and each such Company enforceable against York and each such Company in accordance with their respective terms, subject to bankruptcy, insolvency or other similar laws of general application affecting creditors' rights and general principles of equity.

            2.012 ABSENCE OF CONFLICTS. Except as set forth in Schedule 2.03, neither the execution and delivery by York or either Company of this Agreement and the other Transaction Documents to which it is a party, the compliance by York or such Company with the terms and conditions hereof and thereof, nor the consummation by York or such Company of the transactions contemplated hereby or thereby will:

            (f) conflict with any of the terms, conditions or provisions of the certificate of incorporation or bylaws of York or such Company,

            (g) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial administrative or arbitration order, award, judgment, writ, injunction or decree applicable to, or any Permit issued to, or notice to or filing with any Governmental Authority with respect to York or such Company or that portion of the Assets owned by such Company,

            (h) to York's knowledge or such Company's knowledge, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of such Company under, or require any consent, authorization or approval under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Lien or other agreement, instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any license, lease or any other agreement or instrument to which York or such Company, or by which it or any of its properties or assets may be bound or affected, including without limitation that portion of the Assets owned by such Company,

            (i) result in the creation of any Lien upon any of the properties or assets of such Company, including without limitation that portion of the Assets owned by such Company, or

            (j) give to others any material rights or interests (including rights of purchase, termination, cancellation or acceleration), under any such indenture, mortgage, Lien, lease, agreement or instrument; except as would not have a Material Adverse Effect.

            2.013 FINANCIAL INFORMATION. York and the Companies have heretofore furnished to Empire and/or to Matthews the financial statements and information with respect to the Companies described on Schedule 2.04 (the "Financial Statements"). The Financial Statements, in the context of their original use as part of the financial statements of the consolidated group of which York is the parent, and subject to such consolidated financial statements and the notes thereto as included in York's applicable SEC filings under the Securities Exchange Act of 1934, as amended, complied as to form in all material respects with applicable accounting requirements, were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved and fairly present:

            (c) the balance sheet of the Companies as of March 31, 2001 and as of December 31, 2000 and 1999; and



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            (d)   the results of operations and changes in financial position of the Companies for the three-month period ending March 31, 2001 and for the fiscal year ended December 31, 2000, and York Bronze for the fiscal year ended December 31, 1999.

The books and records of each of the Companies from which the Financial Statements were prepared properly and accurately reflect the transactions and activities which they purport to record except as would not have a Material Adverse Effect. Except as disclosed on Schedule 2.04 or as required by GAAP, neither York nor either of the Companies has, since March 31, 2001, made any change in the accounting practices or policies applied in the preparation of the Financial Statements.

            2.014 ABSENCE OF MATERIAL CHANGES. Except as set forth on Schedule
2.05 or the Financial Statements, since December 31, 2000, there has not been:

            (d) any Material Adverse Effect with respect to either Company or that portion of the Assets owned by each such Company, or any event, condition or state of facts which could be reasonably expected (i) to have a Material Adverse Effect on that portion of the Assets owned by each such Company, or (ii) to impair the ability of York or either such Company to perform their respective obligations under this Agreement,

            (e) any damage, destruction, condemnation or loss, whether covered by insurance or not, which has had, or could reasonably be expected to have, a Material Adverse Effect on that portion of the Assets owned by either Company, or

            (f) any material strikes or work stoppages against the operations of either Company relating to the conduct of its business or any injunction, order, writ or decree of any Governmental Authority against such strikes or work stoppages.

            2.015 TITLE TO ASSETS. Except as set forth in Schedule 2.06, (i) all of the York Bronze Assets are owned by York Bronze, free and clear of any and all Liens other than Permitted Liens, and (ii) all of the OMC Assets are owned by OMC, free and clear of any and all Liens other than Permitted Liens.

            2.016 MATERIAL CONTRACTS AND AGREEMENTS. Schedule 2.07 identifies the following categories of material contracts, commitments and agreements of the Companies related to the Assets not otherwise identified in any other
Schedule:

            (g) contracts with any current officer or director of either of the Companies;

            (h) contracts for the sale of any of the business, operations, properties or assets of either of the Companies, including without limitation that portion of the Assets owned by such Company, other than in the ordinary course of business, or for the grant to any Person of any preferential rights to purchase any of the business, operations, properties or assets of either of the Companies, including without limitation that portion of the Assets owned by such Company, other than inventory in the ordinary course of business;

            (i) contracts containing covenants of either of the Companies not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with either of the Companies in any line of business or in any geographical area;

            (j) all other agreements, contracts or instruments for either of the Companies which, (i) involve purchases after the date hereof of more than $50,000 from any one seller or group of related



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sellers, or (ii) involve sales or leases after the date hereof of more than
$50,000 to any one buyer or lessee or group of related buyer or lessees;

            (k) all other agreements contracts or instruments which are contracts, commitments or agreements or involve transactions with any Affiliate or subsidiary of either of the Companies other than York Bronze Trade Company, a West Virginia corporation; or

            (l) all agreements, contracts, commitments or instruments otherwise material to the business, operations, properties or assets of any of either of the Companies, including without limitation that portion of the Assets owned by such Company.

The contracts, commitments and agreements listed on Schedule 2.07 are hereinafter called the "Contracts." York and the Companies have heretofore made available to Empire and/or to Matthews true and complete copies of all Contracts as in effect on the date hereof. Except as set forth in Schedule 2.07 or except as would not have a Material Adverse Effect, all Contracts are in full force and effect (other than those which have been duly performed), and are the legal, valid and binding obligations of the signatory Company, enforceable against such Company in accordance with their respective terms. Except as set forth on
Schedule 2.07, there is no default, nor any event which with notice or the lapse of time or both will become a default, under any of the Contracts, by the signatory Company or any other party thereto, and no consent, waiver, approval or authorization is required under any of the Contracts as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby except as would not have a Material Adverse Effect.

            2.017 GOVERNMENTAL LICENSES AND PERMITS; CONSENTS. (a) Except as disclosed in the Disclosure Schedules, each Company is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority (collectively, "Permits") necessary for such Company to own, lease and operate its properties or to carry on its business except as would not have a Material Adverse Effect (the "Company Permits"), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of York or such Company, threatened except as would not have a Material Adverse Effect.

             (b) No consents or approvals or filings or registrations with any Governmental Authority, or under any third party contract, are required to be made by York or either of the Companies or obtained by York or either of the Companies in connection with (i) the execution and delivery by York and the Companies of this Agreement and the other Transaction Documents, and (ii) the consummation by York and the Companies of the transactions contemplated by this Agreement.

            2.018 INDEBTEDNESS AND COMMITMENTS. Schedule 2.09 hereto identifies each indenture, mortgage, promissory note, or other instrument for borrowed money under which either of the Companies has outstanding any indebtedness, guaranty or liability for borrowed money or the deferred purchase price of property or has the right or obligation to incur any such indebtedness, guaranty or liability in each case in excess of $50,000 (the "Debt Instruments"). York and the Companies have heretofore made available to Empire and/or to Matthews true and complete copies of each of the Debt Instruments as in effect on the date hereof. Except as set forth in Schedule 2.09 and except as would not have a Material Adverse Effect, there is no event of default or condition or event which, with the giving of notice or the lapse of time or both, could become an event of default under any of the Debt Instruments.

            2.019 TAXES. Except as set forth in Schedule 2.10 hereto:

            (j) York and each of the Companies has prepared and executed and duly filed when due all United States Federal, state and other Tax Returns required to be filed by applicable laws and regulations


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and have duly and timely paid all Taxes or installments thereof that are due with respect to such Tax Returns;

            (k) there are no Liens with respect to Taxes upon any of the assets of either of the Companies, other than Liens with respect to Taxes that are not yet due or remain payable without penalty or are being contested in good faith and by appropriate proceedings;

            (l) there are no agreements, waivers or arrangements by York or either of the Companies for the extension of the time for the assessment of any amounts of Tax, and no power of attorney granted by York or either of the Companies with respect to any Taxes is currently in effect. No closing agreement under Section 7121 of the Code or any similar provision of any state or local law has been entered into by or with respect to either of the Companies;

            (m) all United States Federal, state and local income Tax Returns of York and each of the Companies for each year to and including the year ended December 31, 1996 have been examined by or accepted as filed with the relevant Tax authorities and any asserted deficiencies settled and paid;

            (n) there have been no deficiencies proposed as a result of the examination of any United Stated Federal, state or other Tax Returns filed by York or either of the Companies. No audit or other proceeding by any Governmental Authority is pending or, to the knowledge of York or the Companies, threatened with respect to any Taxes due from or with respect to York or either of the Companies or any Tax Return filed by or with respect to York or either of the Companies, and no assessment of Tax, has been proposed and delivered in writing against York or either of the Companies or any of their respective assets;

            (o) Neither York nor the Companies has filed or consented to the filing of any United States Federal or state consolidated income Tax Return with any other Person (other than a group the common parent of which was York) during the three (3) years immediately preceding the date hereof;

            (p) Neither York nor the Companies has any liability or potential liability with respect to any consolidated Tax Return filed or to be filed by any Person (other than a group the common parent of which is York);

            (q) Neither York nor the Companies has consented to the application to it of Section 341(f)(2) of the Code;

            (r) Each Company has duly and timely withheld from employee salaries, wages, and other compensation and paid over to the appropriate Taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

            2.020 INSURANCE. York and the Companies have made available to Empire and/or to Matthews complete and correct copies of all insurance policies insuring the Companies as in effect on the date hereof. One or more of York and the Companies has in effect insurance coverage for the Companies with one or more reputable insurer, which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by companies of comparable size and with similar operations.

            2.021 LITIGATION AND CLAIMS. Except as set forth in Schedule 2.12:

            (d) There are no actions, suits or proceedings pending or threatened against York or either of the Companies or any of their respective directors, officers or employees, that portion of the Assets owned by the Companies, relating to the transactions contemplated by this Agreement, or which could


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reasonably be expected, if adversely determined, to delay, prevent or hinder the consummation of the transactions contemplated by this Agreement,

            (e) Neither York nor the Companies nor any of their respective directors, officers or employees has been charged with violating or threatened in writing with a charge of violating, any provision of any United States Federal, state, local or foreign law or administrative ruling or regulation, and

            (f) Neither York nor the Companies has received any currently effective notice of any default, nor to such York's or such Company's knowledge is in default, under any order, writ, injunction, decree or Permit of any Governmental Authority.

Except as set forth in Schedule 2.12 or elsewhere on the Disclosure Schedules, to York's and each Company's knowledge there is no investigation of the business, operations, properties or assets of such Company, including without limitation that portion of the Assets owned by such Company, being conducted by any Governmental Authority.

            2.022 COMPLIANCE WITH LAWS. Except as would not have a Material Adverse Effect or except as set forth in Schedule 2.13, to York's and each Company's knowledge such Company (i) is in compliance with all laws, regulations, orders, judgments or decrees of any Governmental Authority provided that no representation is made as to Environmental Laws and (ii) has made and is current with respect to all filings, reports, certificates, returns and other documentation and writings required to be furnished at any time or from time to time to any Governmental Authority, and all such materials so furnished were true, correct and complete, all amounts shown as due thereon have been paid in full or appropriately reserved for and based on the affairs, revenues, enrollment or other applicable measure of operations or assets during the period in question, each such filing, report, certificate, return or other document or writing correctly stated and reported the amount due.

            2.023 ENVIRONMENTAL AND OCCUPATIONAL SAFETY MATTERS. With respect to all applicable federal, state, local, regional and foreign laws, rules and regulations, orders, decrees, common law, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and relating to the protection, regulation and clean-up of the indoor and outdoor environment, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous or toxic materials, substances, wastes, pollutants and contaminants including, without limitation, asbestos, petroleum, radon and polychlorinated biphenyls (collectively, "Environmental Laws") York has in good faith made reasonable efforts to disclose on Schedule 2.14 and during due diligence any matter which, to York's or the Companies' knowledge, could have a Material Adverse Effect, but otherwise makes no statements, representations or warranties and Empire and Matthews take the Assets "AS IS, WHERE IS" AND "WITH ALL FAULTS" with respect to such Environmental Laws and Worker Safety Laws.

            2.024 BROKERS' FEES. Neither York nor either of the Companies has incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any transaction contemplated hereby for which Empire or Matthews will be responsible.

            2.025 CONTINGENCIES. Except for:

            (e) liabilities which are disclosed and fully provided for in the most recent balance sheet referred to in Section 2.04,

            (f) liabilities incurred in the usual and ordinary course of business of each of the


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Companies subsequent to the date of such balance sheet and on or prior to the
Closing Date,

            (g) liabilities disclosed in Schedule 2.16 to this Agreement, and

            (h) liabilities relating to Environmental Laws,

neither of the Companies has any material liabilities or obligations (absolute or contingent, known or unknown, asserted or unasserted), including without limitation contingent liability for the performance of any obligation by any other Person.

            2.026 CONDITION OF TANGIBLE ASSETS. To the knowledge of York and the Companies, no tangible Assets which are material to the operations of the Subsidiaries are reasonably likely to be unavailable for use (except to the extent scheduled to be repaired or replaced) in the ordinary course of business during the next three months succeeding the date of this Agreement or except as would not have a Material Adverse Effect. Subject to the previous sentence and the representations and warranties set forth elsewhere in this Agreement, the assets of each of the Subsidiaries shall be accepted by Empire and Matthews in its "AS IS" "WHERE IS" AND "WITH ALL FAULTS" condition, with any and all faults, defects and conditions, without representation or warranty of any kind, express, implied, statutory or otherwise, including, without limitation, any warranty as to habitability, suitability, merchantability, condition or fitness, fitness for a particular purpose or fitness for any purpose.

            2.027 INVENTORY. The inventory of each of the Companies constituting part of the Assets is taken and shall be accepted by Empire and Matthews in its "AS IS" "WHERE IS" AND "WITH ALL FAULTS" condition, with any and all faults, defects and conditions, without representation or warranty of any kind, express, implied, statutory or otherwise, including, without limitation, any warranty as to habitability, suitability, merchantability, condition or fitness, fitness for a particular purpose or fitness for any purpose.

            2.028 BOOKS AND RECORDS. Except as would not have a Material Adverse Effect, the minute books and other similar records of each of the Companies contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of such Company's stockholders, boards of directors, and committees thereof. Such books and records have been maintained in accordance with good business and bookkeeping practices.

            2.029 WARRANTIES. The accrual for warranty related expenses as of December 31, 2000 reported in York's audited financial statements for the year ended December 31, 2000, adequately reflects an amount required for satisfaction of warranty claims due in respect of goods sold or services provided by each Company prior to such date, except as would not have Material Adverse Effect. Such provision has been established in accordance with GAAP, except as would not have Material Adverse Effect. Neither Company has agreed to provide any express product or service warranties other than standard warranties, the terms of which York and the Companies have made available to Empire and/or to Matthews and identified as such Company's standard warranties.

            2.030 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, commitment, judgment, injunction, order or decree binding upon either of the Companies or to which either of the Companies is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of such Company, any acquisition or transfer of property by York or such Company or the conduct of business by such Company, as currently conducted.

                                   ARTICLE III
            Representations and Warranties of Matthews and Empire

            Matthews and Empire represent and warrant to York and the Companies that the statements contained in this Article III are correct and complete.

            3.01 ORGANIZATION AND AUTHORITY. (a) Empire is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Empire has the corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. There are no dissolution, liquidation or bankruptcy proceedings pending, contemplated by or, to the knowledge of Matthews or Empire, threatened against Empire.

            (b) Matthews is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Matthews has the corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. There are no dissolution, liquidation or bankruptcy proceedings pending, contemplated by or, to the knowledge of Matthews or Empire, threatened against Matthews.

            3.02 DUE AUTHORIZATION. (a) The execution and delivery by Empire of this Agreement and each of the other Transaction Documents to which it is a party, the performance by it of all the terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate proceedings on the part of Empire. No other corporate proceeding on the part of Empire is necessary to approve and adopt this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to which Empire is a party have been duly and validly executed by Empire and constitute the legal, valid and binding obligations of Empire enforceable against Empire in accordance with their respective terms, subject to bankruptcy, insolvency or other similar laws of general application affecting creditors' rights and general principles of equity.

            (b) The execution and delivery by Matthews of this Agreement and each of the other Transaction Documents to which it is a party, the performance by it of all the terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate proceedings on the part of Matthews. No other corporate proceeding on the part of Matthews is necessary to approve and adopt this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transaction contemplated hereby and thereby. This Agreement and the other Transaction Documents to which Matthews is a party have been duly and validly executed by Matthews and constitute the legal, valid and binding obligations of Matthews enforceable against Matthews in accordance with their respective terms, subject to bankruptcy, insolvency or other similar laws of general application affecting creditors' rights and general principles of equity.

            3.03 ABSENCE OF CONFLICTS. The execution and delivery by each of Empire and Matthews of this Agreement and each of the other Transaction Documents to which it is a party, the compliance by each of Empire and Matthews with the terms and conditions hereof and thereof, and the consummation by each of Empire and Matthews of the transactions contemplated hereby and thereby will not:

(f) conflict with any of the terms, conditions or provisions of the articles of incorporation or bylaws of either of Empire or Matthews,

            (g) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to, or any Permit issued to, or notice to or filing with any Governmental Authority with respect to either of Empire or Matthews,

            (h) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or require any consent, authorization or approval under, any of the terms conditions or provisions of any note, bond mortgage, indenture, Lien or other agreement, instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any license, lease or any other agreement or instrument to which either of Empire or Matthews is a party or by which it is bound or to which any of its properties or assets is subject,

            (i) result in the creation of any Lien upon any of the assets of either of Empire or Matthews, or

            (j) give to others any material rights or interests (including rights of purchase, termination, cancellation or acceleration) under any such indenture, mortgage, Lien, lease, agreement or instrument, which, with respect to the matters specified in clauses (b) through (e) of this Section 3.03 could reasonably be expected to delay, prevent or hinder in any material respect the transactions contemplated hereby.

            3.04 LITIGATION AND CLAIMS. There are no actions, suits or proceedings pending or, to the knowledge of Matthews or Empire, threatened against either of Empire or Matthews which could reasonably be expected, if adversely determined, to delay, prevent or hinder the consummation of the transactions contemplated by this Agreement.

            3.05 BROKERS' FEES. Neither Empire nor Matthews has incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any transactions contemplated hereby for which York or the Companies will be responsible.

            3.06 GOVERNMENTAL APPROVALS. No consents or approvals of or filings or registrations with Governmental Authority, or with any third party are required to be made or obtained by either of Empire or Matthews in connection with (i) the execution and delivery by each of Empire and Matthews of this Agreement and the other Transaction Documents and (ii) the consummation by each of Empire and Matthews of the transactions contemplated by this Agreement.

            3.07 WARRANTIES. YORK AND THE COMPANIES HAVE NOT MADE, AND YORK AND THE COMPANIES HEREBY EXPRESSLY DISCLAIM AND NEGATE, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER, RELATING TO ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY IMPLIED OR EXPRESSED WARRANTY CONCERNING ENVIRONMENTAL CONDITION, ZONING, FLOODING OR DRAINAGE CHARACTERISTICS, WETLANDS STATUS, FAULTING CHARACTERISTICS OR SOIL CONDITIONS WITH RESPECT TO THE COMPANIES AND THE ASSETS. EMPIRE AND MATTHEWS ACKNOWLEDGE THAT ENVIRONMENTAL PERMITS ARE REQUIRED FOR EMPIRE TO OWN AND OPERATE CERTAIN OF THE ASSETS AND THAT LICENSES OR OTHER APPROVALS MAY BE REQUIRED TO OPERATE CERTAIN OF THE ASSETS. EMPIRE AND MATTHEWS ACKNOWLEDGE AND AGREE THAT CERTAIN OF THE ENVIRONMENTAL

PERMITS OF THE COMPANIES OR THE ASSETS AND ANY APPLICABLE LICENSES NECESSARY TO OPERATE SUCH ASSETS MAY NOT BE FREELY ASSIGNABLE TO EMPIRE. EMPIRE AND MATTHEWS ACKNOWLEDGE AND AGREE THAT UNDER SOME CIRCUMSTANCES THERE MAY BE A PERIOD OF TIME BETWEEN ACQUISITION OF AN ASSET AND ISSUANCE, REISSUANCE OR TRANSFER OF A PERMIT BY A GOVERNMENTAL AUTHORITY, AND, SUBJECT TO THE OBLIGATIONS OF YORK UNDER THIS AGREEMENT TO COOPERATE WITH AND ASSIST EMPIRE IN CONNECTION THEREWITH, EMPIRE ASSUMES ALL RISKS RELATED THERETO, INCLUDING RISK OF FINES AND PENALTIES ASSOCIATED WITH ACQUISITION AND OPERATION OF AN ASSET PRIOR TO ISSUANCE, REISSUANCE OR TRANSFER OF A PERMIT OR LICENSE. IF ANY ENVIRONMENTAL PERMITS ARE ISSUED, REISSUED, OR TRANSFERRED TO EMPIRE, EMPIRE AND MATTHEWS UNDERSTAND AND ACKNOWLEDGE THAT THEY MAY CONTAIN DIFFERENT OR LESS FAVORABLE TERMS THAN THOSE ENVIRONMENTAL PERMITS CURRENTLY HELD BY YORK OR THE COMPANIES. EMPIRE AND MATTHEWS ACKNOWLEDGE THAT THE PROVISIONS OF THIS SECTION 3.07 ARE A MATERIAL PORTION OF THE INDUCEMENT TO THE COMPANIES TO SELL THE ASSETS TO EMPIRE, AND THAT BUT FOR SUCH PROVISIONS, THE COMPANIES WOULD NOT SELL THE ASSETS TO EMPIRE.

                                   ARTICLE IV
                                    Covenants

            4.01 EMPLOYEES. (a) None of Matthews, Empire, the Companies nor York intends this Agreement to create any rights or interests, except as between Matthews, Empire, the Companies and York, and no present, former or future employee of Matthews, Empire, the Companies or York shall be treated as a third party beneficiary by, in or under this Agreement. Nothing in this Agreement shall affect the ability of Matthews or Empire to hire or terminate the employment of employees.

            (b) York shall be liable for compliance with the WARN Acts insofar as they relate to any facilities closing, mass layoff or similar event which occurs before the Closing. Matthews and Empire shall be liable for compliance with the WARN Acts insofar as they relate to any facilities closing, mass layoff or similar event which occurs upon or after the Closing.

            4.02 FINANCIAL STATEMENTS. York will cause its auditors to provide to Matthews and to Empire, on or prior to sixty five (65) days after the date hereof, the audited financial statements of the Companies which are necessary for Matthews to meet its reporting obligations under Items 2 and 7 of Form 8-K under the Securities Exchange Act of 1934, as amended. Matthews shall pay to York one half of the fees of York's auditors in connection with the same.

            4.03 TAX MATTERS. Matthews, York and the Companies agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Companies (including, without limitation, access to books and records) as is reasonably necessary for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. Matthews, York and the Companies will retain all books and records with respect to Taxes pertaining to the Companies for a period of at least six (6) years following the Closing. Matthews, York and the Companies will cooperate with each other in the conduct of any audit or other proceeding related to Taxes and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 4.03.

            4.04 USES OF NAMES. (a) Effective from and after the Closing and up to December 31, 2001, York hereby grants the Matthews Group the nonexclusive, royalty-free right to use (without right of sublicense) the name "York Bronze" any derivative thereof and any corporate symbols or logos related thereto, but only in connection with the conduct and operation of the businesses of the Companies, PROVIDED, HOWEVER, that the Matthews Group shall not represent or hold itself out as representing York and PROVIDED FURTHER, HOWEVER, that the Matthews Group shall indemnify and hold harmless York from and Adverse Consequences incurred by York as a result of the Matthews Group's use of such names or symbols or logos.

            (b) The Matthews Group acknowledges that, except for the limited right granted by this Section, the Matthews Group has no right or interest in the name "York" or any trade name, service name, trademark or service mark or logos relating thereto. Except as set forth in this Section, the Matthews Group shall not use any name, trade name, service mark, trademark, service mark or any related logos or symbols incorporating "York" in any manner whatsoever. Prior to December 31, 2001, the Matthews Group shall take all such action as is necessary to cause the Companies to make all filings as necessary to change their corporate names to names that do not contain "York" or any substantially or confusingly similar name or reference, and thereafter, the Matthews Group shall take all such action as is necessary to cause the Matthews Group and its Affiliates to cease using any name, trade name, trademark or service mark or any related logos or symbols incorporating "York" in any manner whatsoever.

                                    ARTICLE V
                   Remedies for Breaches of this Agreement

            5.06 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the representations, warranties and covenants of the parties contained in this Agreement shall survive the Closing (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing) and shall continue in full force and effect thereafter for a period of one (1) year; provided, that (a) Sections 7.01 and 7.02 shall survive for the applicable statute of limitations period and (b) Sections 5.03(a)(ii) and (iii) shall survive the Closing without limitation. MATTHEWS AND EMPIRE HEREBY WAIVE FROM AND AFTER CLOSING TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS, CLAIMS, ACTIONS OR CAUSES OF ACTION EITHER OF THEM MAY HAVE AGAINST YORK AND ITS AFFILIATES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE CERTIFICATES AND OTHER DOCUMENTS DELIVERED PURSUANT TO THIS AGREEMENT, OTHER THAN CLAIMS UNDER SECTIONS 5.02, 7.01 and 7.02 AND OF FRAUD AND RIGHTS, CLAIMS, ACTIONS AND CAUSES OF ACTION ARISING OUT OF A BREACH OF ANY COVENANT OR AGREEMENT OF YORK. FURTHER, EXCEPT AS PROVIDED IN SECTIONS 5.02, 7.01 AND 7.02 MATTHEWS AND EMPIRE WAIVE, RELEASE AND COVENANT NOT TO SUE YORK AND ITS AFFILIATES FOR ANY DAMAGES OF ANY KIND OR CHARACTER, ARISING UNDER ANY ENVIRONMENTAL LAW (STATUTORY, REGULATORY, COMMON LAW OR OTHERWISE) RELATING TO ANY DAMAGE, INCLUDING STRICT LIABILITY, INCURRED OR ALLEGEDLY INCURRED BY EITHER OF MATTHEWS OR EMPIRE. IN ADDITION, MATTHEWS AND EMPIRE COVENANT AND AGREE THAT NEITHER OF THEM SHALL FILE ANY CLAIMS WITH ANY INSURER OF YORK OR ITS AFFILIATES FOR RECOVERY UNDER ANY INSURANCE POLICIES COVERING YORK OR ITS AFFILIATES AND DO HEREBY WAIVE, IRREVOCABLY AND FOREVER AND TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHTS THEY MAY HAVE TO RECOVER UNDER SUCH INSURANCE POLICIES; PROVIDED, HOWEVER, THAT MATTHEWS SHALL HAVE THE RIGHT TO CLAIM AGAINST THE AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY POLLUTION LEGAL LIABILITY SELECT POLICY, POLICY NUMBER PLS2674645, ISSUED TO YORK.

            5.07 INDEMNIFICATION PROVISIONS FOR BENEFIT OF MATTHEWS AND EMPIRE.
(a) Subject to the terms and conditions of this Article V, if there is any breach or inaccuracy of any of the representations, warranties or covenants of York or either of the Companies contained herein, or if any third party alleges facts that, if true, would mean that such a breach or inaccuracy existed, and provided that the Parent Group delivers to York, pursuant to Section 5.04 hereof, a claim for indemnification with respect to such alleged breach or inaccuracy, then York shall indemnify the Parent Group, from and against all Adverse Consequences that the Parent Group has suffered caused by, resulting from, arising out of or relating to such breach or inaccuracy through and after the date of such claim. For purposes of this Agreement, the "Parent Group" shall mean either or both of Matthews and Empire.

            (b) York's obligations under Section 5.02(a) shall be subject to the following limitations:

            (v) York shall not have any liability to the Parent Group for Adverse Consequences for any breach of the representations, warranties or covenants under this Agreement or the Stock Purchase Agreement to the extent the aggregate amount of all such Adverse Consequences for which York would otherwise be liable under this Agreement and under Section 5.02(a) of the Stock Purchase Agreement exceeds Ten Million Dollars ($10,000,000);

            (vi) York shall not have any liability to the Parent Group for Adverse Consequences for any breach of the representations or warranties under this Agreement or under the Stock Purchase Agreement unless and until the aggregate amount of all such Adverse Consequences relating thereto for which York would, but for this Section 5.02(b)(ii) or Section 5.02(b)(ii) of the Stock Purchase Agreement, be required to indemnify the Parent Group exceeds on a cumulative basis an amount (the "Basket Amount") equal to Five Hundred Thousand Dollars ($500,000), at which point York, subject to the further terms, conditions and limitations of this Agreement and the Stock Purchase Agreement, shall indemnify the Parent Group for all Adverse Consequences exceeding the Basket Amount;

            (vii) if a reserve (in the form of an accrued Liability or an offset to an asset or similar item) was reflected in the Financial Statements relating to any matter for which the Parent Group would otherwise be entitled to indemnification under this Agreement or the Stock Purchase Agreement, then the calculation of the Parent Group's Adverse Consequences in respect of such matter shall be reduced by the full amount of the reserve as reflected in Financial Statements; and

            (viii) the obligations to indemnify and hold the Parent Group harmless shall terminate as to each representation, warranty and covenant when each such representation, warranty or covenant terminates; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Parent Group shall have, prior to the expiration of the applicable period, previously made a claim by delivering an indemnification notice pursuant to Section 5.04 and in compliance with the requirements therefor, but only with respect to the content of, and on the basis set forth in, such indemnification notice.

            (c) York's obligation to indemnify Parent Group under Section 5.02(a) shall not be affected or limited by Parent Group's obligation to indemnify York and its Affiliates under Section 5.03(a)(iii)(3).

            5.08 INDEMNIFICATION PROVISIONS FOR BENEFIT OF YORK.

            (a) Subject to the terms and conditions of this Article V, Matthews and Empire shall have the following indemnification obligations:

            (i) If there is any breach or inaccuracy of any of the representations, warranties or covenants of the Parent Group contained herein, or if any third party alleges facts that, if true, would mean that such a breach or inaccuracy existed, and provided that York delivers to the Parent Group pursuant to Section 5.04 hereof a claim for indemnification with respect to such alleged breach or inaccuracy, then Matthews and Empire, jointly and severally, shall indemnify York from and against all Adverse Consequences that York has suffered or may suffer caused by, resulting from, arising out of or relating to such breach or inaccuracy through and after the date of such claim.

            (ii) Matthews and Empire, jointly and severally, shall also indemnify York and its Affiliates for any fines, penalties and Adverse Consequences relating to any recission (but not attorneys' fees) arising out of any violation of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder in connection with the transactions contemplated by this Agreement, the Stock Purchase Agreement and any other agreements among the parties or their Affiliates.

            (iii) Empire and Matthews, jointly and severally, shall indemnify
                  York and its Affiliates from and against any and all Liabilities and other Adverse Consequences resulting from, arising out of or relating to (1) the Liquidation of OMC and/or York Bronze, (2) any attempt by a third party to recover any amount of the Actual York Liquidation Proceeds from York or its Affiliates, and (3) any failure by Sub 1 or any of its Affiliates to fully pay, perform or otherwise satisfy any of the Assumed Liabilities as defined in the Contribution, Assignment and Assumption Agreement dated as of May 21, 2001; provided, however, that Matthews and Empire shall not be required to indemnify York and its Affiliates under this Section 5.03(a)(iii)(3) if and only to the extent that (and only for so long as) Parent Group is entitled to indemnification from York under Section 5.02(a).

            (b) The Parent Group's obligations under Section 5.03(a)(i) shall be subject to the following limitations:

            (i) The Parent Group shall not have any liability for Adverse Consequences for any breach of representations, warranties or covenants under Section 5.03(a)(i) of this Agreement or
                  Section 5.03(a)(i) of the Stock Purchase Agreement to the extent the aggregate amount of all such Adverse Consequences for which the Parent Group would otherwise be liable under Section 5.03(a)(i) of this Agreement and under
                  Section 5.03(a)(i) of the Stock Purchase Agreement exceeds Ten Million Dollars ($10,000,000) Dollars;

            (ii) The Parent Group shall not have any liability for Adverse Consequences for any breach of the representations or warranties under Section 5.03(a)(i) of this Agreement and
                  Section 5.03(a)(i) of the Asset Purchase Agreement unless and until the aggregate amount of all such Adverse Consequences relating thereto for which the Parent Group would, but for this Section 5.03(b)(ii) or Section 5.03(b)(ii) of the Stock Purchase Agreement, be required to indemnify York exceeds on a cumulative basis a Basket Amount equal to Five Hundred Thousand Dollars

                  ($500,000), at which point, the Parent Group, subject to the further terms, conditions and limitations of this Agreement and the Stock Purchase Agreement, shall indemnify York for all Adverse Consequences exceeding the Basket Amount; and

            (iii) the obligations to indemnify and hold York harmless shall terminate as to each representation, warranty and covenant when each such representation, warranty or covenant terminates; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which York shall have, prior to the expiration of the applicable period, previously made a claim by delivering an indemnification notice pursuant to Section
                  5.04 and in compliance with the requirements therefor, but only with respect to the content of, and on the basis set forth in, such indemnification notice.

            (c) Notwithstanding anything to the contrary in this Agreement or the Stock Purchase Agreement, the limitations set forth in Sections 5.03(b)(i),
(ii) and (iii) above shall not apply to or otherwise limit in any manner the obligations of Matthews and Empire under Sections 5.03(a)(ii) and (iii) above.

            5.09 NOTICE OF CLAIM FOR INDEMNIFICATION. No claim for indemnification hereunder shall be valid unless notice of such claim is delivered to the Parent Group (in the case of a claim by York) or to York (in the case of a claim by the Parent Group) prior to or upon the date of expiration of the representation, warranty or covenant pursuant to which such indemnification is sought. Any such notice shall set forth in reasonable detail, to the extent known by the person giving such notice, the facts on which such claim is based and the estimated amount of Adverse Consequences resulting therefrom.

            5.010 MATTERS INVOLVING THIRD PARTIES. (a) If the Parent Group or York receives notice or acquires knowledge of any matter which may give rise to a claim by another Person and which may then result in a claim for indemnification under this Article V, then (i) if such notice or knowledge is received or acquired by the Parent Group, the Parent Group shall within twenty
(20) days notify York thereof, and (ii) if such notice or knowledge is received or acquired by York, York shall within twenty (20) days notify the Parent Group thereof; provided, however, that no delay in giving such notice shall diminish any obligation under this Article V to provide indemnification unless (and then solely to the extent that) the party from whom such indemnification is sought is prejudiced. Thereafter, the party seeking indemnification (the "Indemnified Party") shall deliver to the party from whom such indemnification is sought (the "Indemnifying Party"), within five business days after the Indemnified Party's receipt thereof, copies of all notices, correspondence and documents (including, without limitation, court papers) received by the Indemnified Party relating to the Third Party Claim.

            (b) The Indemnifying Party shall have the right to defend against such claim by another Person (the "Third Party Claim") with counsel of the Indemnifying Party's choice reasonably satisfactory to the Indemnified Party so long as (within thirty (30) days after the Indemnified Party has given notice of the Third Party Claim to the Indemnifying Party, the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party will indemnify the Indemnified Party from and against all Adverse Consequences the Indemnified Party may suffer caused by, resulting from, arising out of or relating to such Third Party Claim and the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. Notwithstanding any acknowledgement made pursuant to
Section 5.05(b)(i), York shall continue to be entitled to assert any defense to or limitation on its indemnification responsibility contained in Section 5.02.

            (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 5.05(b) hereof, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, it being understood, however, that the Indemnifying Party shall control such defense, and (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior consent of the Indemnifying Party. If the Indemnifying Party chooses to defend any Third Party Claim, the Indemnifying Party shall have the right to control the defense, compromise or settlement of such matter, and all the parties hereto shall cooperate in the defense or prosecution of such Third Party Claim. Such cooperation shall include the execution of documents necessary to effectuate any reasonable institutional controls that are required as part of a remedial action approved by a Governmental Authority, retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of Records that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Notwithstanding the foregoing, the Indemnifying Party shall not compromise or settle any Third Party Claim without the consent of the Indemnified Party, unless such compromise or settlement by the Indemnifying Party involves only the payment of monetary damages by the Indemnifying Party and includes a full release of the Indemnified Party from all liability with respect to such Third Party Claim. If the Indemnifying Party, within a reasonable time after receipt of an Indemnification Notice relating to a Third Party Claim, chooses not to assume defense of a Third Party Claim or fails to defend such Third Party Claim actively and diligently, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim or consent to the entry of judgment with respect to such Third Party Claim , on behalf of, and for the account and risk of, the Indemnifying Party, and the Indemnifying Party shall have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment, subject to the limitations on the Indemnifying Party's obligations pursuant to Section 5.02. The foregoing notwithstanding, in the event that the Indemnifying Party chooses not to assume defense of a Third Party Claim or fails to defend such Third Party Claim actively and diligently, but later chooses to assume defense of such Third Party Claim and gives notice to the Indemnified Party of such assumption, the Indemnifying Party shall, effective concurrently with the notice, control such defense, and the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior consent of the Indemnifying Party.

            5.06 EXCLUSIVE REMEDY. From and after the date hereof, the indemnification provisions of this Article V shall be the sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (or any related agreements, certificates and other documents, except to the extent otherwise expressly set forth therein) and no other remedy shall be had pursuant to any contract, misrepresentation, fraud or other tort theory or otherwise by Matthews or York and their respective officers, directors, employees, agents, Affiliates, attorneys, consultants, successors and assigns, all such remedies being hereby expressly waived to the fullest extent permitted under applicable Law. Without limitation, the procedures set forth in this
Article V constitute the sole and exclusive remedy of Matthews and York and their Affiliates arising out of any breach or claimed breach of the representations and warranties set forth in Article II and Article III made as of the date of this Agreement relating to events occurring on or prior to the date hereof that become known to Matthews or York on, prior to or subsequent to the date hereof. In furtherance of the foregoing, except with respect to the rights of Matthews under this Agreement, Matthews hereby waives, from and after the date hereof, to the fullest extent permitted under applicable Law, any and all other rights, claims and causes of action it may have against York and its Affiliates relating to the subject matter of this Agreement arising under or based upon any federal, state, local or foreign Law or otherwise, including, without limitation, such rights, claims and causes of action Matthews may have against York under any Environmental Law or Worker Safety Law (Statutory, Regulatory Common Law or otherwise) or CERCLA.

                                   ARTICLE VI
                                   Definitions

            Capitalized terms used herein and not defined shall have the meanings set forth in the Stock Purchase Agreement. As used herein the following terms have the following meanings:

            "Adverse Consequences" shall mean all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, Liens, losses, expenses and fees, including court costs and reasonable attorneys' and accountants' fees and disbursements.

            "Affiliate" shall mean a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

            "Agreement" shall have the meaning set forth in the preamble hereto.

            "Assets" shall have the meaning set forth in Section 1.01(b).

            "Basket Amount" shall have the meaning set forth in Section 5.02(b).

            "Closing" shall mean the sale and purchase of the Assets upon the signing of this Agreement.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Company" or "Companies" shall have the meaning set forth in the preamble hereto.

            "Company Permits" shall have the meaning set forth in Section
2.08(a).

            "Contracts" shall have the meaning set forth in Section 2.07.

            "Debt Instruments" shall have the meaning set forth in Section 2.09.

            "Disclosure Schedules" shall mean the disclosure schedules furnished by the Companies to Matthews and Empire and containing all lists, descriptions, exceptions, and other information and materials as are required to be included therein pursuant to this Agreement and the Stock Purchase Agreement.

            "Empire" shall have the meaning set forth in the preamble hereto.

            "Environmental Laws" shall have the meaning set forth in Section
2.14.

            "Financial Statements" shall have the meaning set forth in Section 2.04.

            "GAAP" shall have the meaning set forth in Section 2.04.

            "Governmental Authority" shall mean any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality except any of the same which regulate any antitrust laws.

            "Indemnified Party" shall have the meaning set forth in Section 5.05(a).

            "Indemnifying Party" shall have the meaning set forth in Section 5.05(a).

            "Liability" whether or not capitalized, shall mean any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

            "Lien" shall mean any lien, mortgage, pledge, encumbrance, charge or other security interest other than Permitted Liens.

            "Material Adverse Effect" shall mean an event, occurrence, fact, condition, change, development or effect that is materially adverse to the business, property, financial condition or results of operations of the Companies taken as a whole, or any other a specified Person, excluding specifically any such event, occurrence, fact, condition, change, development or effect (a) resultant from changes in general economic or political conditions,
(b) resultant from changes generally applicable to companies engaged in businesses or industries similar to those in which the specified Person is engaged, (c) resultant from the announcement of this Agreement or the transactions contemplated herein, (d) resultant from the announcement of any other transaction or transactions among York or one or more of its Affiliates and Matthews or one or more of its Affiliates, (e) resultant from any other transaction or transactions with respect to which York has prior to the date hereof announced (whether generally or specifically) its intention to investigate, evaluate or consummate, and (f) set forth in this Agreement or the Disclosure Schedules.

            "Matthews" shall have the meaning set forth in the preamble hereto.

            "Matthews Group" shall mean, collectively, Matthews, Empire and (after the Closing under the Stock Purchase Agreement) the Companies.

            "OMC" shall have the meaning set forth in the preamble hereto.

            "OMC Assets" shall have the meaning set forth in Section 1.01(b).

            "Parent Group" shall have the meaning set forth in Section 5.02.

            "Permits" shall have the meaning set forth in Section 2.08(a).

            "Permitted Liens" shall mean (i) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carrier's, landlord's, workmen's, warehousemen's, mechanic's, laborer's, materialmen's or other similar liens or easements, covenants and encumbrances, if the obligations secured by same are not then delinquent; (ii) liens for current ad valorem Taxes, payments of which are not yet delinquent; (iii) liens relating to accounts payable incurred in the ordinary course of business and consistent with past practice; (iv) zoning and subdivision laws and regulations; and (v) such imperfections of title which do not materially detract from the value or current uses of the property.

            "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

            "Purchase Price" shall have the meaning set forth in Section 1.02.

            "Sub 1" shall mean York Bronze Trade Company, a West Virginia corporation.

            "Stock Purchase Agreement" shall have the meaning set forth in the Recitals.

            "Tax" or "Taxes" shall mean any United States Federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

            "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            "Third-Party Claim" shall have the meaning set forth in Section 5.05(b) hereof.

            "Transaction Documents" shall mean this Agreement, the Contribution, Assignment and Assumption Agreement referred to in Section 5.03(a)(iii), the Stock Purchase Agreement, the License Agreement, the Preferred Provider Agreement and all related agreements and documents.

            "York" shall have the meaning set forth in the preamble hereto.

            "York Bronze" shall have the meaning set forth in the preamble hereto.

            "York Bronze Assets" shall have the meaning set forth in Section 1.01(a).

            "York's knowledge" and "Company's knowledge" and similar phrases shall mean the actual personal knowledge of any of Thomas Crawford, Cristen Cline, Daniel Malone, Kenneth Smith, Robert Monteleone or David Beck.



                                   ARTICLE VII
                                  Miscellaneous

            7.010 FURTHER ASSURANCES. From time to time at the request of the other party hereto and without further consideration, Matthews, Empire, York and the Companies will execute and deliver such further instruments of conveyance and transfer as the other party may reasonably request in order to consummate the transactions contemplated herein.

            7.011 EXPENSES. York will pay from the proceeds of sale all costs and expenses attributable to the performance of and compliance with all agreements and conditions contained in this Agreement to be performed or complied with by York or the Companies prior to the Closing, including, without limitation, all accounting and legal fees and expenses of York or the Companies accrued prior to the Closing. Matthews and Empire will pay all costs and expenses attributable to the performance of and compliance with all agreements and conditions contained in this Agreement to be performed or complied with by Matthews and Empire, after the Closing including, without limitation, all accounting and legal fees and expenses of Matthews and Empire accrued after the Closing.

            7.012 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

            7.013 ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement, including the exhibits, schedules and appendices hereto, constitutes the entire Agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements, express or implied, made by any party to any other party in connection with the subject matter hereof except as specifically set forth herein or in documents delivered pursuant hereto. To the fullest extent permitted by law, unless otherwise expressly provided for herein, no supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

            7.014 NOTICES. All notices, demands, claims, requests, undertakings, consents, opinions and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be given either by personal delivery or by mail, facsimile transmission (with confirmation of receipt), telegraph, telex or similar means of communication, and shall be deemed to have been given or made when delivered, if personally delivered, and otherwise when received, addressed to the respective parties as follows:

                   If to Matthews or to Empire:

                   Matthews International Corporation
                   Two Northshore Center
                   Pittsburgh, PA 15212
                   Attn:Edward Boyle, CFO
                   Facsimile: 412-442-8290

                   With a copy which shall not constitute notice to:

                   Reed Smith LLP
                   Attn:Pasquale D.  Gentile, Esq.
                   435 Sixth Avenue
                   Pittsburgh, PA 15219
                   Facsimile: 412-288-3063

                   If to York or the Companies:

                   The York Group, Inc.
                   8554 Katy Freeway
                   Suite 200 Houston, TX 77024
                   Attn:Legal Department
                   Facsimile: 713-984-5517

                   With a copy which shall not constitute notice to:

                   Locke Liddell & Sapp LLP
                   Attn:David F.  Taylor, Esq.
                   3400 Chase Tower
                   600 Travis Street
                   Houston, TX 77002
                   Facsimile: 713-223-3717

            7.015 COUNTERPARTS. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

            7.016 MATTERS OF CONSTRUCTION, INTERPRETATION AND THE LIKE.

            (C) CONSTRUCTION. Matthews, Empire, the Companies and York have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by Matthews, Empire, the Companies and York and no presumption or burden of proof shall arise favoring or disfavoring either Matthews, Empire, the Companies or York because of the authorship of any of the provisions of this Agreement. Any reference to any United States Federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) the term "party" means, on the one hand, Matthews, on the other hand, York, (f) the word "including" means "including without limitation"; and (g) all references to "dollars" or "$" refer to currency of the United States of America. The exhibits and schedules specified in this Agreement are incorporated herein by reference and made a part hereof. The article and section headings hereof are for convenience only and shall not affect the meaning or interpretation of this Agreement.

            (D) SEVERABILITY. The invalidity or unenforceability of one or more of the provisions of this Agreement in any situation in any jurisdiction shall not affect the validity or enforceability of any other provision hereof or the validity or enforceability of the offending provision in any other situation or jurisdiction.

            7.017 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than Matthews, Empire, the Companies, York and each of their respective successors and permitted assigns.

            7.018 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign this Agreement or any of such party's rights, interests or obligations hereunder without the prior written approval of the other parties hereto.

            7.12 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.


                          [Signature page to follow]

            IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement or have caused this Asset Purchase Agreement to be duly executed as of the date first above written.


                                       MATTHEWS INTERNATIONAL CORPORATION


                                       By
                                         -------------------------------------

                                       Title
                                            ----------------------------------


                                       EMPIRE STOCK CORP.


                                       By
                                         -------------------------------------

                                       Title
                                            ----------------------------------


                                       THE YORK GROUP, INC.

                                       By
                                         -------------------------------------

                                       Title
                                            ----------------------------------


                                       YORK BRONZE COMPANY

                                       By
                                         -------------------------------------

                                       Title
                                            ----------------------------------


                                       OMC INDUSTRIES, INC.

                                       By
                                         -------------------------------------

                                       Title
                                            ----------------------------------

                                SCHEDULE 1.01(A)
                            ASSET PURCHASE AGREEMENT
                               YORK BRONZE ASSETS



All trade accounts receivable of York Bronze Company
All prepaid expenses of York Bronze Company
All inventories of York Bronze Company
All assets under construction of York Bronze Company

                                SCHEDULE 1.01(B)
                            ASSET PURCHASE AGREEMENT
                              OMC INDUSTRIES ASSETS



All trade accounts receivable of OMC Industries Company
All inventories of OMC Industries Company
All assets under construction of OMC Industries Company